As filed with the Securities and Exchange Commission on April 12, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

400 North Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(Address of Principal Executive Offices)(Zip Code)

Ultra Petroleum Corp. 2017 Stock Incentive Plan

(Full title of the plan)

Garrett B. Smith

Vice President, General Counsel and Corporate Secretary

Ultra Petroleum Corp.

400 N. Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(Name and address of agent for service)

(281) 876-0120

(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew R. Pacey

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, TX 77002

(713) 835-3786

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Shares, no par value per share (1)	15,810,811	$20.00	$316,216,220.00	$36,649.46

(1)	Represents common shares, no par value per share (“Common Shares”) of Ultra Petroleum Corp. (the “Registrant”) reserved for issuance under the Ultra Petroleum Corp. 2017 Stock Incentive Plan (“Incentive Plan”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of Common Shares to be offered or sold pursuant to the Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Common Shares.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based on the value attributed to Common Shares in connection with the Registrant’s emergence from bankruptcy pursuant to the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization.

INTRODUCTION

On April 29, 2016, Ultra Petroleum Corp. (the “Company” or the “Registrant”) and each of its subsidiaries, including Keystone Gas Gathering, LLC, Ultra Resources, Inc., Ultra Wyoming, Inc., Ultra Wyoming LGS, LLC, UP Energy Corporation, UPL Pinedale, LLC and UPL Three Rivers Holdings, LLC (collectively, with the Company, the “Debtors”), filed voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas.

On March 14, 2017, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (the “Plan”) as modified by the Confirmation Order.

On April 12, 2017 (the “Effective Date”), the Plan became effective and the Debtors emerged from their chapter 11 cases.

Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Effective Date, as incorporated by reference herein, reflect the actual historical consolidated results of operations and financial condition of the Company for the periods presented and do not give effect to the Plan or any of the transactions contemplated thereby. Accordingly, such financial information may not be representative of the Company’s performance or financial condition after the Effective Date. Except with respect to such historical financial information and data or as otherwise noted or suggested by context, all other information contained herein relates to the Company following the Effective Date.

This Registration Statement on Form S-8 (“Registration Statement”) is being filed by the Company for the purpose of registering 15,810,811 of common shares, no par value (“Common Shares”), for issuance under the terms of the Ultra Petroleum Corp. 2017 Stock Incentive Plan (the “Incentive Plan”). Common Shares that are being registered pursuant to this Registration Statement have been reserved and authorized for issuance from the Company’s authorized and unissued capital stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Company will send or give to all participants in the Incentive Plan document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents, which have been filed by the Registrant with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 22, 2017;

(b)	The Registrant’s Current Reports on Form 8-K filed on February 9, 2017, February 15, 2017 and March 16, 2017; and

(c)	The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33614) filed with the Commission on April 12, 2017, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Yukon Business Corporation Act (the “Business Corporations Act”), Section 126, enables a corporation to indemnify a director or officer or a former director or officer of the corporation, or a person who acts or acted at the corporation’s request as a director or officer of a body corporate or in a similar capacity in respect of an unincorporated organization, and their heirs and legal representatives (collectively, a “Person”), against all costs, charges and expenses, including an amount paid to settle an action or to satisfy a judgment reasonably incurred by them in any civil, criminal, administrative, investigative or other proceeding, whether current, threatened, pending or completed, in which the person is involved because of such person’s association with the corporation as described above if:

(a) the person acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, of the body corporate or unincorporated organization for which the person acted; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that their conduct was lawful.

Furthermore, the Business Corporation Act provides that a Person is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by them in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the person is subject because of their association with the corporation as described in the paragraph above if the Person seeking indemnification:

(a) was not judged by the Supreme Court (as defined in the Business Corporation Act) or other competent authority to have committed any fault nor to have omitted to do anything that the person ought to have done; and

(b) fulfills the conditions set forth in subparagraphs (a) and (b) above.

The Business Corporations Act also provides that a corporation may purchase and maintain insurance for the benefit of a Person against liability incurred by them:

(a) in their capacity as a director or officer of the corporation; or

(b) in their capacity as a director or officer of another body corporate, or in a similar capacity in respect of an unincorporated organization, if they act or acted in that capacity at the corporation’s request.

Our bylaws provide for indemnification of our officers and directors, and the advancement to them of expenses in connection with proceedings and claims, as permitted under the Business Corporations Act. Our bylaws also provide that subject to the limitations contained in the Business Corporations Act, we may purchase and maintain insurance for the benefit of our directors and officers as our Board of Directors may from time to time determine. We have purchased liability insurance for our directors and officers which insures, among other things:

(a) our officers and directors from any claim arising out of an alleged wrongful act by such persons while acting as directors, officers or controlling persons; and

(b) us, to the extent we have indemnified the directors and officers for such loss.

The Registrant also maintains directors’ and officers’ liability insurance.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

5.1	Opinion of Lackowicz & Hoffman as to the legality of the securities being registered.

10.1	Ultra Petroleum Corp. 2017 Stock Incentive Plan.

10.2	Form of Restricted Stock Unit Agreement.

23.1	Consent of Lackowicz & Hoffman (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Netherland, Sewell & Associates, Inc.

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on April 12, 2017.

ULTRA PETROLEUM CORP.

By:	/s/ Garrett B. Smith
	Name:	Garrett B. Smith
	Title:	Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael D. Watford, Garland R. Shaw and Garrett B. Smith as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Watford	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	April 12, 2017
Michael D. Watford

/s/ Garland R. Shaw	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 12, 2017
Garland R. Shaw

/s/ Maree K. Delgado	Corporate Controller	April 12, 2017
Maree K. Delgado

/s/ W. Charles Helton	Director	April 12, 2017
W. Charles Helton

Signature	Title	Date

/s/ Stephen J. McDaniel	Director	April 12, 2017
Stephen J. McDaniel

/s/ Roger A. Brown	Director	April 12, 2017
Roger A. Brown

/s/ Michael J. Keeffe	Director	April 12, 2017
Michael J. Keeffe

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Lackowicz & Hoffman as to the legality of the securities being registered.

10.1	Ultra Petroleum Corp. 2017 Stock Incentive Plan.

10.2	Form of Restricted Stock Unit Agreement.

23.1	Consent of Lackowicz & Hoffman (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Netherland, Sewell & Associates, Inc.

24.1	Powers of Attorney (included on the signature page of this Registration Statement).